Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

Company Highlights:
•GAAP net income of $0.31 per diluted common share
•Distributable earnings1 of $0.47, or $0.48 per diluted common share, excluding a $1.6 million realized loss on a non-performing loan that was previously reserved for
•Declares cash dividend on common stock of $0.43 per share representing a 91% payout ratio
•Strong liquidity position with ~$800 million in cash and liquidity and ~$600 million of restricted cash in CLO vehicles with a cost of debt below the current market2
•Agency loan originations of $846.3 million; a servicing portfolio of ~$31.38 billion, up 9% from 1Q23
•Structured loan originations of $255.9 million, runoff of $640.0 million and a portfolio of ~$12.25 billion
•Repurchased $11.4 million of common stock in April 2024 at an average price of $12.19 per share, reflecting an ~4% discount to book value

Uniondale, NY, May 3, 2024 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the first quarter ended March 31, 2024. Arbor reported net income for the quarter of $57.9 million, or $0.31 per diluted common share, compared to net income of $84.3 million, or $0.46 per diluted common share for the quarter ended March 31, 2023. Distributable earnings for the quarter was $96.7 million, or $0.47 per diluted common share, compared to $122.2 million, or $0.62 per diluted common share for the quarter ended March 31, 2023.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

May 3, 2024	Page 2

Agency Business
Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2024	December 31, 2023
Fannie Mae	$458,429	$1,177,203
Freddie Mac	370,102	98,370
FHA	—	26,493
Private Label	15,410	140,606
SFR-Fixed Rate	2,318	—
Total Originations	$846,259	$1,442,672

Total Loan Sales	$1,085,374	$1,270,356

Total Loan Commitments	$934,243	$1,362,379
For the quarter ended March 31, 2024, the Agency Business generated revenues of $66.6 million, compared to $96.3 million for the fourth quarter of 2023. Gain on sales, including fee-based services, net was $16.7 million for the quarter, reflecting a margin of 1.54%, compared to $16.7 million and 1.32% for the fourth quarter of 2023. Income from mortgage servicing rights was $10.2 million for the quarter, reflecting a rate of 1.32% as a percentage of loan commitments (excluding $160.2 million of loan commitments not serviced for a fee), compared to $21.1 million and 1.55% for the fourth quarter of 2023.
At March 31, 2024, loans held-for-sale was $322.9 million, with financing associated with these loans totaling $312.0 million.
Fee-Based Servicing Portfolio
The Company’s fee-based servicing portfolio totaled $31.38 billion at March 31, 2024. Servicing revenue, net was $31.5 million for the quarter and consisted of servicing revenue of $48.2 million, net of amortization of mortgage servicing rights totaling $16.6 million.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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	Fee-Based Servicing Portfolio ($ in thousands)
	March 31, 2024			December 31, 2023
	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)	UPB	Wtd. Avg. Fee (bps)	Wtd. Avg. Life (years)
Fannie Mae	$21,548,221	47.1	7.2	$21,264,578	47.4	7.4
Freddie Mac	5,301,291	23.4	7.7	5,181,933	24.0	8.5
Private Label	2,524,013	18.9	6.3	2,510,449	19.5	6.7
FHA	1,365,329	14.4	19.0	1,359,624	14.4	19.2
Bridge	380,712	10.9	3.6	379,425	10.9	3.2
SFR-Fixed Rate	265,429	20.1	5.0	287,446	20.1	5.1
Total	$31,384,995	38.8	7.7	$30,983,455	39.1	8.0
Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”) and includes $34.7 million for the fair value of the guarantee obligation undertaken at March 31, 2024. The Company recorded a $0.3 million net provision for loss sharing associated with CECL for the first quarter of 2024. At March 31, 2024, the Company’s total CECL allowance for loss-sharing obligations was $38.1 million, representing 0.18% of the Fannie Mae servicing portfolio.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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Structured Business
Portfolio and Investment Activity

	Structured Portfolio Activity ($ in thousands)
	Quarter Ended
	March 31, 2024		December 31, 2023
	UPB	%	UPB	%
Bridge:
Multifamily	$39,235	15%	$38,700	14%
SFR	171,490	67%	198,629	75%
	210,725	82%	237,329	89%
			.
Mezzanine/Preferred Equity	45,129	18%	28,829	11%
Total Originations	$255,854	100%	$266,158	100%

Number of Loans Originated	59		58

SFR Commitments	$411,617		$466,703

Loan Runoff	$640,018		$817,394

	Structured Portfolio ($ in thousands)
	March 31, 2024		December 31, 2023
	UPB	%	UPB	%
Bridge:
Multifamily	$10,254,756	84%	$10,789,936	86%
SFR	1,445,028	12%	1,316,803	10%
Other	166,505	1%	166,505	1%
	11,866,289	97%	12,273,244	97%

Mezzanine/Preferred Equity	377,845	3%	334,198	3%
SFR Permanent	5,728	<1%	7,564	<1%
Total Portfolio	$12,249,862	100%	$12,615,006	100%
At March 31, 2024, the loan and investment portfolio’s unpaid principal balance ("UPB"), excluding loan loss reserves, was $12.25 billion, with a weighted average current interest pay rate of 8.07%, compared to $12.62 billion and 8.42% at December 31, 2023. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 8.81% at March 31, 2024, compared to 8.98% at December 31, 2023.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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The average balance of the Company’s loan and investment portfolio during the first quarter of 2024, excluding loan loss reserves, was $12.52 billion with a weighted average yield of 9.44%, compared to $12.96 billion and 9.31% for the fourth quarter of 2023.
During the first quarter of 2024, the Company recorded a $17.8 million provision for loan losses associated with CECL. At March 31, 2024, the Company’s total allowance for loan losses was $211.9 million. The Company had twenty-one non-performing loans with a UPB of $464.8 million, before related loan loss reserves of $32.9 million, compared to sixteen loans with a carrying value of $274.2 million, before loan loss reserves of $27.1 million at December 31, 2023.
In addition, at March 31, 2024, the Company had twelve loans with a total UPB of $489.4 million that were less than 60 days past due, compared to twenty-four loans with a total UPB of $956.9 million at December 31, 2023. Interest income on these loans is only being recorded to the extent cash is received.
During the first quarter of 2024, the Company modified thirty-nine loans with a total UPB of $1.76 billion all of which required the borrowers to invest additional capital as part of the terms of the modification agreements. Twenty-three of these loans with a total UPB of $1.07 billion, contained interest rates based on pricing over SOFR ranging from 3.25% to 4.25%. Under the loan modification terms, borrowers invested additional capital to recapitalize their deals in exchange for temporary rate relief, which we provided through a pay and accrual feature. At March 31, 2024, these modified loans had a weighted average pay rate of 6.95% and a weighted average accrual rate of 1.86%. A portion of these loans totaling $712.9 million were less than 60 days past due at December 31, 2023, which the Company received all back interest owed in accordance with the modified terms.
Financing Activity
The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2024 was $11.11 billion with a weighted average interest rate including fees of 7.44%, as compared to $11.57 billion and a rate of 7.45% at December 31, 2023.
The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2024 was $11.37 billion, as compared to $11.77 billion for the fourth quarter of 2023. The average cost of borrowings for the first quarter of 2024 was 7.50%, compared to 7.48% for the fourth quarter of 2023.
Dividend
The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.43 per share of common stock for the quarter ended March 31, 2024. The dividend is payable on May 31, 2024 to common stockholders of record on May 17, 2024. The ex-dividend date is May 16, 2024.
Earnings Conference Call
The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at www.arbor.com in the investor relations section of the

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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Company’s website, or you can access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (800) 343-5419 for domestic callers and (203) 518-9731 for international callers. Please use participant passcode ABRQ124 when prompted by the operator.
A telephonic replay of the call will be available until May 10, 2024. The replay dial-in numbers are (888) 566-0903 for domestic callers and (402) 220-6935 for international callers.
About Arbor Realty Trust, Inc.
Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo® Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.
Safe Harbor Statement
Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.
Notes
1.During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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2.Amounts reflect approximate balances as of April 30, 2024.

Contact:	Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2024	2023
Interest income	$321,292	$327,947
Interest expense	217,676	219,373
Net interest income	103,616	108,574
Other revenue:
Gain on sales, including fee-based services, net	16,666	14,589
Mortgage servicing rights	10,199	18,458
Servicing revenue, net	31,526	29,565
Property operating income	1,570	1,381
Gain (loss) on derivative instruments, net	(5,257)	4,223
Other income, net	2,333	4,882
Total other revenue	57,037	73,098
Other expenses:
Employee compensation and benefits	47,694	42,399
Selling and administrative	13,933	13,623
Property operating expenses	1,678	1,383
Depreciation and amortization	2,571	2,624
Provision for loss sharing (net of recoveries)	273	3,177
Provision for credit losses (net of recoveries)	19,118	22,517
Total other expenses	85,267	85,723
Income before income from equity affiliates and income taxes	75,386	95,949
Income from equity affiliates	1,418	14,326
Provision for income taxes	(3,592)	(8,029)
Net income	73,212	102,246
Preferred stock dividends	10,342	10,342
Net income attributable to noncontrolling interest	4,997	7,585
Net income attributable to common stockholders	$57,873	$84,319

Basic earnings per common share	$0.31	$0.47
Diluted earnings per common share	$0.31	$0.46

Weighted average shares outstanding:
Basic	188,710,390	181,116,674
Diluted	222,926,076	214,910,974

Dividends declared per common share	$0.43	$0.40

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
($ in thousands—except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets:
Cash and cash equivalents	$908,049	$928,974
Restricted cash	546,643	608,233
Loans and investments, net (allowance credit losses of $211,942 and $195,664)	12,001,544	12,377,806
Loans held-for-sale, net	322,875	551,707
Capitalized mortgage servicing rights, net	385,520	391,254
Securities held-to-maturity, net (allowance credit losses of $7,597 and $6,256)	155,413	155,279
Investments in equity affiliates	90,244	79,303
Due from related party	104,365	64,421
Goodwill and other intangible assets	90,205	91,378
Other assets	499,998	490,281
Total assets	$15,104,856	$15,738,636

Liabilities and Equity:
Credit and repurchase facilities	$2,913,483	$3,237,827
Securitized debt	6,691,958	6,935,010
Senior unsecured notes	1,335,013	1,333,968
Convertible senior unsecured notes	283,776	283,118
Junior subordinated notes to subsidiary trust issuing preferred securities	144,096	143,896
Due to related party	14,159	13,799
Due to borrowers	95,807	121,707
Allowance for loss-sharing obligations	72,790	71,634
Other liabilities	319,466	343,072
Total liabilities	11,870,548	12,484,031

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, shares issued and outstanding by period:	633,684	633,684
Special voting preferred shares - 16,293,589 shares
6.375% Series D - 9,200,000 shares
6.25% Series E - 5,750,000 shares
6.25% Series F - 11,342,000 shares
Common stock, $0.01 par value: 500,000,000 shares authorized - 189,452,116 and 188,505,264 shares issued and outstanding	1,895	1,885
Additional paid-in capital	2,372,336	2,367,188
Retained earnings	91,770	115,216
Total Arbor Realty Trust, Inc. stockholders’ equity	3,099,685	3,117,973
Noncontrolling interest	134,623	136,632
Total equity	3,234,308	3,254,605
Total liabilities and equity	$15,104,856	$15,738,636

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Statement of Income Segment Information - (Unaudited)
(in thousands)

	Quarter Ended March 31, 2024
	Structured Business	Agency Business	Other (1)	Consolidated
Interest income	$307,888	$13,404	$—	$321,292
Interest expense	212,600	5,076	—	217,676
Net interest income	95,288	8,328	—	103,616
Other revenue:
Gain on sales, including fee-based services, net	—	16,666	—	16,666
Mortgage servicing rights	—	10,199	—	10,199
Servicing revenue	—	48,157	—	48,157
Amortization of MSRs	—	(16,631)	—	(16,631)
Property operating income	1,570	—	—	1,570
Loss on derivative instruments, net	—	(5,257)	—	(5,257)
Other income, net	2,300	33	—	2,333
Total other revenue	3,870	53,167	—	57,037
Other expenses:
Employee compensation and benefits	18,547	29,147	—	47,694
Selling and administrative	6,796	7,137	—	13,933
Property operating expenses	1,678	—	—	1,678
Depreciation and amortization	1,398	1,173	—	2,571
Provision for loss sharing (net of recoveries)	—	273	—	273
Provision for credit losses (net of recoveries)	17,777	1,341	—	19,118
Total other expenses	46,196	39,071	—	85,267
Income before income from equity affiliates and income taxes	52,962	22,424	—	75,386
Income from equity affiliates	1,418	—	—	1,418
Provision for income taxes	(81)	(3,511)	—	(3,592)
Net income	54,299	18,913	—	73,212
Preferred stock dividends	10,342	—	—	10,342
Net income attributable to noncontrolling interest	—	—	4,997	4,997
Net income attributable to common stockholders	$43,957	$18,913	$(4,997)	$57,873
(1)Includes income allocated to the noncontrolling interest holders not allocated to the two reportable segments.

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Balance Sheet Segment Information - (Unaudited)
(in thousands)

	March 31, 2024
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$453,316	$454,733	$908,049
Restricted cash	530,099	16,544	546,643
Loans and investments, net	12,001,544	—	12,001,544
Loans held-for-sale, net	—	322,875	322,875
Capitalized mortgage servicing rights, net	—	385,520	385,520
Securities held-to-maturity, net	—	155,413	155,413
Investments in equity affiliates	90,244	—	90,244
Goodwill and other intangible assets	12,500	77,705	90,205
Other assets and due from related party	532,385	71,978	604,363
Total assets	$13,620,088	$1,484,768	$15,104,856

Liabilities:
Debt obligations	$11,056,363	$311,963	$11,368,326
Allowance for loss-sharing obligations	—	72,790	72,790
Other liabilities and due to related party	343,557	85,875	429,432
Total liabilities	$11,399,920	$470,628	$11,870,548

Arbor Realty Trust Reports First Quarter 2024 Results and Declares Dividend of $0.43 per Share

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ARBOR REALTY TRUST, INC. AND SUBSIDIARIES
Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2024	2023
Net income attributable to common stockholders	$57,873	$84,319

Adjustments:
Net income attributable to noncontrolling interest	4,997	7,585
Income from mortgage servicing rights	(10,199)	(18,458)
Deferred tax (benefit) provision	(3,952)	3,164
Amortization and write-offs of MSRs	18,418	18,723
Depreciation and amortization	3,193	4,295
Provision for credit losses, net	14,804	23,704
Loss (gain) on derivative instruments, net	5,523	(7,051)
Stock-based compensation	6,020	5,901

Distributable earnings (1)	$96,677	$122,182

Diluted distributable earnings per share (1)	$0.47	$0.62

Diluted weighted average shares outstanding (1) (2)	205,511,529	197,680,616
(1)Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.
(2)The diluted weighted average shares outstanding were adjusted to exclude the potential shares issuable upon conversion and settlement of the Company's convertible senior notes principal balance. For the quarters ended March 31, 2024 and March 31, 2023, the diluted weighted average shares outstanding excluded 17,414,547 and 17,230,358 of these potentially issuable shares, respectively.
The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.
The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and gains/losses on the receipt of real estate from the settlement of loans (prior to the sale of the real estate). The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.
The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable in whole or in part. Loans are deemed nonrecoverable upon the earlier of: (1) when the loan receivable is settled (i.e., when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (2) when

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management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.
Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.